UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 400
West Conshohocken, Pennsylvania	19428
(Address of principal executive offices)	(Zip Code)

(484) 380-9263

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

On December 18, 2017, Madrigal Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 1,731,929 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which includes 225,904 shares of the Common Stock purchased by the Underwriters pursuant to a 30-day option to purchase such additional shares granted therein, at a public offering price of $83.00 per share.  Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriters have agreed to purchase, and the Company has agreed to sell, the Shares at a price of $78.02 per share.  The net proceeds to the Company from the Offering, after deducting the Underwriters’ discount and other estimated offering expenses payable by the Company, are expected to be approximately $135 million. The net proceeds from the Offering will be used for general corporate purposes, including, without limitation, research and development expenditures, clinical trial expenditures, manufacture and supply of drug substance and drug products, acquisitions of new technologies, capital expenditures and working capital.

The Offering is expected to close on or about December 21, 2017, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the form of Underwriting Agreement is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 1.1, and is incorporated herein by reference.  The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to Exhibit 1.1.

The Company offered and is selling the above-described securities pursuant to a prospectus dated October 16, 2015 and a prospectus supplement dated December 18, 2017, in connection with a takedown from the Company’s  shelf registration statement on Form S-3 (File No. 333-206135), previously declared effective by the Securities and Exchange Commission.

The legal opinion of Stradling Yocca Carlson & Rauth, P.C. relating to the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits

(d)         Exhibits.

Number	Description

1.1	Underwriting Agreement, dated December 18, 2017, by and between Madrigal Pharmaceuticals, Inc. and Goldman Sachs & Co. LLC as Representative of the Underwriters set forth therein.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madrigal Pharmaceuticals, Inc.

By:	/s/ Marc R. Schneebaum
Name: Marc R. Schneebaum
Title: Chief Financial Officer

Date:  December 21, 2017